Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2013 ResulTS

RED BANK, NJ, December 12, 2013 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fourth quarter and twelve months ended October 31, 2013.

RESULTS FOR the ThrEE and TWELVE MONTH PERIODs ENDED October 31, 2013:

●

Total revenues were $591.7 million during the fiscal 2013 fourth quarter, an increase of 21.5% compared with $487.0 million in last year’s fourth quarter. For the full year, total revenues increased 24.2% to $1.85 billion compared with $1.49 billion in the prior year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, increased 430 basis points to 22.6% for the fiscal 2013 fourth quarter compared with 18.3% during the fourth quarter of 2012, and was up 230 basis points compared to the 20.3% reported for the third quarter of 2013. For the full year ended October 31, 2013, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, increased 230 basis points to 20.1% compared with 17.8% in all of fiscal 2012.

●

Pre-tax income for the three months ended October 31, 2013 was $35.9 million, excluding land-related charges and loss on extinguishment of debt, compared with $8.1 million in the fourth quarter of the prior year. For all of 2013, pre-tax income, excluding land-related charges, expenses associated with the debt exchange offer and loss on extinguishment of debt, was $27.7 million compared with a pre-tax loss of $55.0 million in fiscal 2012.

●

Net income was $32.8 million, or $0.21 per diluted common share, for the fourth quarter of fiscal 2013, compared with a net loss of $84.4 million, or $0.59 per common share, in the fourth quarter of the prior year. For the year ended October 31, 2013, net income was $31.3 million, or $0.22 per diluted common share, compared with a net loss of $66.2 million, or $0.52 per common share, for all of last year.

●

Deliveries, including unconsolidated joint ventures, were 1,816 homes during the fourth quarter of 2013, up 3.8% compared with 1,750 homes in the same period of the prior year. For the twelve months ended October 31, 2013, deliveries, including unconsolidated joint ventures, were 5,930 homes compared with 5,356 homes during the twelve month period a year ago, an increase of 10.7%.

●

The dollar value of net contracts, including unconsolidated joint ventures, during the fiscal 2013 fourth quarter decreased 4.5% to $490.5 million compared with $513.4 million in last year’s fourth quarter. The number of net contracts decreased 8.9% to 1,315 homes in the fiscal 2013 fourth quarter from 1,443 homes in the prior year’s fourth quarter. The dollar value of net contracts, including unconsolidated joint ventures, for all of fiscal 2013 increased 14.6% to $2.20 billion compared with $1.92 billion during all of 2012. The number of net contracts increased 5.8% to 6,177 homes for the year ended October 31, 2013 from 5,838 homes in fiscal 2012.

●

Contract backlog, as of October 31, 2013, including unconsolidated joint ventures, was $848.4 million for 2,392 homes, which was an increase of 14.3% and 11.5%, respectively, compared to October 31, 2012.

●

Total interest expense as a percentage of total revenues declined 150 basis points to 6.7% for the fourth quarter of fiscal 2013 compared with 8.2% in the fourth quarter of the prior year. For all of fiscal 2013, total interest expense as a percentage of total revenues declined 250 basis points to 7.8% compared with 10.3% in the prior year.

●

Total SG&A was $63.0 million, or 10.6% of total revenues, during the three months ended October 31, 2013 compared to $48.7 million, or 10.0% of total revenues, in the fourth quarter of the prior year. The quarter included $8.5 million of unusually high expenses due to a substantial increase in our construction defect reserves based on an annual actuarial study, as well as a reserve for a receivable from a prior year land sale. In fiscal 2013, total SG&A was $220.2 million, or 11.9% of total revenues, compared with $190.3 million or 12.8% of total revenues in the previous year.

●

Adjusted EBITDA increased to $77.4 million for the fourth quarter ended October 31, 2013 compared to $50.2 million in last year’s fourth quarter. During all of fiscal 2013, Adjusted EBITDA was $179.6 million compared with $107.4 million in the prior year.

●	The contract cancellation rate, including unconsolidated joint ventures, for the three months ended October 31, 2013 was 23%, compared with 23% during the same quarter a year ago.

●

The valuation allowance was $927.1 million as of October 31, 2013. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2013:

●

During the fourth quarter of fiscal 2013, $125.4 million was spent on land and land development. Homebuilding cash was $324.3 million as of October 31, 2013, including $5.2 million of restricted cash required to collateralize letters of credit, compared to $226.7 million and $289.0 million at the end of July 31, 2013 and October 31, 2012, respectively. In addition to the homebuilding cash, there was $49.2 million of availability under the revolving credit facility as of October 31, 2013.

●

As of October 31, 2013, the land position, including unconsolidated joint ventures, was 34,462 lots, consisting of 16,311 lots under option and 18,151 owned lots, an increase of 4,843 lots compared with a total of 29,619 lots as of October 31, 2012.

●

We continued our successful partnership with GSO Capital Partners LP, the credit arm of The Blackstone Group, by announcing a $150 million increase of our land banking arrangement, which brings the total since July 2012 to $400 million.

COMMENTS FROM MANAGEMENT:

“We are pleased to report a year of solid profitability, driven by revenue growth, gross margin improvement and operating efficiencies,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Although our sales slowed from July through September due to the adverse impacts of higher mortgage rates, the sequester and the government shutdown, we are happy to report that our sales improved back to prior year levels in October and exceeded last year’s levels in November. Entering 2014 with a higher backlog, gross margin and community count, gives us optimism that, excluding any expenses related to early retirement of debt, fiscal 2014 should result in greater levels of profitability and continued leveraging of our fixed costs. Further, we continue to believe that household formations, the primary driver of housing demand, will ultimately lead to increased demand for new homes and we continue to believe that our industry is still in the early stages of a housing recovery.”

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2013 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 12, 2013. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2012 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

October 31, 2013

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Total Revenues	$591,687	$487,045	$1,851,253	$1,485,353
Costs and Expenses (a)	562,547	487,296	1,840,598	1,562,936
Loss on Extinguishment of Debt	(760)	(87,033)	(760)	(29,066)
Income from Unconsolidated Joint Ventures	5,234	3,077	12,040	5,401
Income (Loss) Before Income Taxes	33,614	(84,207)	21,935	(101,248)
Income Tax Provision (Benefit)	795	203	(9,360)	(35,051)
Net Income (Loss)	$32,819	$(84,410)	$31,295	$(66,197)

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.22	$(0.59)	$0.22	$(0.52)
Weighted Average Number of
Common Shares Outstanding (b)	145,821	142,249	145,087	126,350
Assuming Dilution:
Income (Loss) Per Common Share	$0.21	$(0.59)	$0.22	$(0.52)
Weighted Average Number of
Common Shares Outstanding (b)	162,100	142,249	162,329	126,350

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

October 31, 2013

Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related

Charges, Expenses Associated with the Debt Exchange Offer and

Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$33,614	$(84,207)	$21,935	$(101,248)
Inventory Impairment Loss and Land Option Write-Offs	1,486	5,300	4,965	12,530
Expenses Associated with the Debt Exchange Offer	-	-	-	4,694
Loss on Extinguishment of Debt	760	87,033	760	29,066
Income (Loss) Before Income Taxes Excluding
Land-Related Charges, Expenses Associated with the
Debt Exchange Offer and Loss on Extinguishment of Debt (a)	$35,860	$8,126	$27,660	$(54,958)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.

October 31, 2013

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended October 31,		Homebuilding Gross Margin Twelve Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Sale of Homes	$578,094	$469,275	$1,784,327	$1,405,580
Cost of Sales, Excluding Interest (a)	447,723	383,275	1,426,032	1,155,643
Homebuilding Gross Margin, Excluding Interest	130,371	86,000	358,295	249,937
Homebuilding Cost of Sales Interest	16,850	14,014	51,939	48,843
Homebuilding Gross Margin, Including Interest	$113,521	$71,986	$306,356	$201,094

Gross Margin Percentage, Excluding Interest	22.6%	18.3%	20.1%	17.8%
Gross Margin Percentage, Including Interest	19.6%	15.3%	17.2%	14.3%

	Land Sales Gross Margin Three Months Ended October 31,		Land Sales Gross Margin Twelve Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Land Sales	$2,493	$3,051	$17,711	$31,788
Cost of Sales, Excluding Interest (a)	1,959	2,358	16,012	24,158
Land Sales Gross Margin, Excluding Interest	534	693	1,699	7,630
Land Sales Interest	69	433	291	5,695
Land Sales Gross Margin, Including Interest	$465	$260	$1,408	$1,935

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

October 31, 2013

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net Income (Loss)	$32,819	$(84,410)	$31,295	$(66,197)
Income Tax Provision (Benefit)	795	203	(9,360)	(35,051)
Interest Expense	39,682	39,701	143,574	152,433
EBIT (a)	73,296	(44,506)	165,509	51,185
Depreciation	930	1,513	4,712	6,223
Amortization of Debt Costs	940	905	3,659	3,713
EBITDA (b)	75,166	(42,088)	173,880	61,121
Inventory Impairment Loss and Land Option Write-offs	1,486	5,300	4,965	12,530
Expenses Associated with Debt Exchange Offer	-	-	-	4,694
Loss on Extinguishment of Debt	760	87,033	760	29,066
Adjusted EBITDA (c)	$77,412	$50,245	$179,605	$107,411

Interest Incurred	$34,798	$36,733	$132,611	$147,048

Adjusted EBITDA to Interest Incurred	2.22	1.37	1.35	0.73

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.

October 31, 2013

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$109,977	$119,024	$116,056	$121,441
Plus Interest Incurred	34,798	36,733	132,611	147,048
Less Interest Expensed	39,682	39,701	143,574	152,433
Interest Capitalized at End of Period (a)	$105,093	$116,056	$105,093	$116,056

(a) Capitalized interest amounts are shown gross before allocating any portion of inventory impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	October 31, 2013	October 31, 2012
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$319,142	$258,323

Restricted cash and cash equivalents	10,286	41,732

Inventories:
Sold and unsold homes and lots under development	752,749	671,851

Land and land options held for future development or sale	225,152	218,996

Consolidated inventory not owned:
Specific performance options	792	-
Other options	100,071	90,619

Total consolidated inventory not owned	100,863	90,619

Total inventories	1,078,764	981,466

Investments in and advances to unconsolidated joint ventures	51,438	61,083

Receivables, deposits, and notes – net	45,085	61,794

Property, plant, and equipment – net	46,211	48,524

Prepaid expenses and other assets	59,351	66,694

Total homebuilding	1,610,277	1,519,616

Financial services:
Cash	10,062	14,909
Restricted cash and cash equivalents	21,557	22,470
Mortgage loans held for sale at fair value	112,953	117,024
Other assets	4,281	10,231

Total financial services	148,853	164,634

Total assets	$1,759,130	$1,684,250

(1) Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	October 31, 2013	October 31, 2012
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$62,903	$38,302
Accounts payable and other liabilities	307,764	296,510
Customers’ deposits	30,119	23,846
Nonrecourse mortgages secured by operating properties	17,733	18,775
Liabilities from inventory not owned	87,866	77,791

Total homebuilding	506,385	455,224

Financial services:
Accounts payable and other liabilities	32,874	37,609
Mortgage warehouse lines of credit	91,663	107,485

Total financial services	124,537	145,094

Notes payable:
Senior secured notes	978,611	977,369
Senior notes	461,210	458,736
Senior amortizing notes	20,857	23,149
Senior exchangeable notes	66,615	76,851
TEU senior subordinated amortizing notes	2,152	6,091
Accrued interest	28,261	20,199

Total notes payable	1,557,706	1,562,395

Income taxes payable	3,301	6,882

Total liabilities	2,191,929	2,169,595

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2013 and at October 31, 2012	135,299	135,299
Common stock, Class A, $.01 par value – authorized 400,000,000 shares; issued 136,306,223 shares at October 31, 2013 and 130,055,304 shares at October 31, 2012 (including 11,760,763 shares at October 31, 2013 and October 31, 2012 held in Treasury)	1,363	1,300
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,347,615 shares at October 31, 2013 and 15,350,101 shares at October 31, 2012 (including 691,748 shares at October 31, 2013 and October 31, 2012 held in Treasury)	153	154
Paid in capital - common stock	689,727	668,735
Accumulated deficit	(1,144,408)	(1,175,703)
Treasury stock - at cost	(115,360)	(115,360)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(433,226)	(485,575)

Noncontrolling interest in consolidated joint ventures	427	230

Total equity deficit	(432,799)	(485,345)

Total liabilities and equity	$1,759,130	$1,684,250

(1) Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2013	2012	2013	2012
Revenues:
Homebuilding:
Sale of homes	$578,094	$469,275	$1,784,327	$1,405,580
Land sales and other revenues	1,085	5,025	19,199	41,038

Total homebuilding	579,179	474,300	1,803,526	1,446,618
Financial services	12,508	12,745	47,727	38,735

Total revenues	591,687	487,045	1,851,253	1,485,353

Expenses:
Homebuilding:
Cost of sales, excluding interest	449,682	385,633	1,442,044	1,179,801
Cost of sales interest	16,919	14,447	52,230	54,538
Inventory impairment loss and land option write-offs	1,486	5,300	4,965	12,530

Total cost of sales	468,087	405,380	1,499,239	1,246,869

Selling, general and administrative	48,905	37,477	165,809	142,087

Total homebuilding expenses	516,992	442,857	1,665,048	1,388,956

Financial services	7,854	6,998	29,059	23,648

Corporate general and administrative	14,073	11,271	54,357	48,232

Other interest	22,763	25,254	91,344	97,895

Other operations	865	916	790	4,205

Total expenses	562,547	487,296	1,840,598	1,562,936

Loss on extinguishment of debt	(760)	(87,033)	(760)	(29,066)

Income from unconsolidated joint ventures	5,234	3,077	12,040	5,401

Income (loss) before income taxes	33,614	(84,207)	21,935	(101,248)

State and federal income tax provision (benefit):
State	795	133	518	(35,328)
Federal	-	70	(9,878)	277

Total income taxes	795	203	(9,360)	(35,051)

Net income (loss)	$32,819	$(84,410)	$31,295	$(66,197)

Per share data:
Basic:
Income (loss) per common share	$0.22	$(0.59)	$0.22	$(0.52)
Weighted-average number of common shares outstanding	145,821	142,249	145,087	126,350

Assuming dilution:
Income (loss) per common share	$0.21	$(0.59)	$0.22	$(0.52)
Weighted-average number of common shares outstanding	162,100	142,249	162,329	126,350

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)					Communities Under Development
(UNAUDITED)					Three Months - October 31, 2013
		Net Contracts(1) Three Months Ended Oct 31,			Deliveries Three Months Ended Oct 31,			Contract Backlog Oct 31,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated joint ventures)	Home	162	174	(6.9)%	255	202	26.2%	233	294	(20.7)%
(NJ, PA)	Dollars	$79,862	$94,408	(15.4)%	$129,439	$100,906	28.3%	$111,248	$140,954	(21.1)%
	Avg. Price	$492,973	$542,575	(9.1)%	$507,604	$499,535	1.6%	$477,459	$479,435	(0.4)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	184	203	(9.4)%	262	275	(4.7)%	341	366	(6.8)%
(DE, MD, VA, WV)	Dollars	$90,895	$88,474	2.7%	$124,712	$115,262	8.2%	$175,390	$163,198	7.5%
	Avg. Price	$493,994	$435,833	13.3%	$476,000	$419,135	13.6%	$514,341	$445,896	15.3%
Midwest
(includes unconsolidated joint ventures)	Home	219	176	24.4%	256	215	19.1%	654	499	31.1%
(IL, MN, OH)	Dollars	$64,080	$48,795	31.3%	$68,367	$52,299	30.7%	$163,933	$115,918	41.4%
	Avg. Price	$292,603	$277,244	5.5%	$267,057	$243,251	9.8%	$250,663	$232,301	7.9%
Southeast
(includes unconsolidated joint ventures)	Home	155	197	(21.3)%	198	224	(11.6)%	393	283	38.9%
(FL, GA, NC, SC)	Dollars	$52,301	$54,466	(4.0)%	$58,948	$55,639	5.9%	$125,734	$79,340	58.5%
	Avg. Price	$337,426	$276,477	22.0%	$297,718	$248,388	19.9%	$319,934	$280,353	14.1%
Southwest
(includes unconsolidated joint ventures)	Home	501	511	(2.0)%	706	640	10.3%	677	506	33.8%
(AZ, TX)	Dollars	$149,593	$153,700	(2.7)%	$220,947	$170,913	29.3%	$216,367	$160,840	34.5%
	Avg. Price	$298,589	$300,783	(0.7)%	$312,956	$267,052	17.2%	$319,597	$317,866	0.5%
West
(includes unconsolidated joint ventures)	Home	94	182	(48.4)%	139	194	(28.4)%	94	197	(52.3)%
(CA)	Dollars	$53,749	$73,566	(26.9)%	$72,050	$76,143	(5.4)%	$55,703	$81,973	(32.0)%
	Avg. Price	$571,800	$404,209	41.5%	$518,343	$392,490	32.1%	$592,590	$416,107	42.4%
Grand Total
	Home	1,315	1,443	(8.9)%	1,816	1,750	3.8%	2,392	2,145	11.5%
	Dollars	$490,480	$513,409	(4.5)%	$674,463	$571,162	18.1%	$848,375	$742,223	14.3%
	Avg. Price	$372,989	$355,793	4.8%	$371,401	$326,378	13.8%	$354,672	$346,025	2.5%
Consolidated Total
	Home	1,206	1,289	(6.4)%	1,608	1,532	5.0%	2,167	1,889	14.7%
	Dollars	$443,345	$440,865	0.6%	$578,094	$469,275	23.2%	$762,439	$632,318	20.6%
	Avg. Price	$367,616	$342,021	7.5%	$359,511	$306,315	17.4%	$351,841	$334,737	5.1%
Unconsolidated Joint Ventures
	Home	109	154	(29.2)%	208	218	(4.6)%	225	256	(12.1)%
	Dollars	$47,135	$72,544	(35.0)%	$96,369	$101,887	(5.4)%	$85,936	$109,905	(21.8)%
	Avg. Price	$432,431	$471,065	(8.2)%	$463,323	$467,372	(0.9)%	$381,938	$429,316	(11.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)					Communities Under Development
(UNAUDITED)					Twelve Months - October 31, 2013
		Net Contracts(1) Twelve Months Ended Oct 31,			Deliveries Twelve Months Ended Oct 31,			Contract Backlog Oct 31,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated joint ventures)	Home	659	646	2.0%	720	718	0.3%	233	294	(20.7)%
(NJ, PA)	Dollars	$334,072	$333,788	0.1%	$363,777	$356,611	2.0%	$111,248	$140,954	(21.1)%
	Avg. Price	$506,938	$516,700	(1.9)%	$505,246	$496,673	1.7%	$477,459	$479,435	(0.4)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	883	828	6.6%	908	832	9.1%	341	366	(6.8)%
(DE, MD, VA, WV)	Dollars	$425,970	$352,048	21.0%	$413,780	$342,802	20.7%	$175,390	$163,198	7.5%
	Avg. Price	$482,412	$425,179	13.5%	$455,705	$412,022	10.6%	$514,341	$445,896	15.3%
Midwest
(includes unconsolidated joint ventures)	Home	949	814	16.6%	794	615	29.1%	654	499	31.1%
(IL, MN, OH)	Dollars	$250,416	$197,040	27.1%	$202,400	$144,439	40.1%	$163,933	$115,918	41.4%
	Avg. Price	$263,873	$242,064	9.0%	$254,912	$234,860	8.5%	$250,663	$232,301	7.9%
Southeast
(includes unconsolidated joint ventures)	Home	745	681	9.4%	635	566	12.2%	393	283	38.9%
(FL, GA, NC, SC)	Dollars	$227,373	$176,735	28.7%	$180,979	$140,965	28.4%	$125,734	$79,340	58.5%
	Avg. Price	$305,198	$259,523	17.6%	$285,007	$249,055	14.4%	$319,934	$280,353	14.1%
Southwest
(includes unconsolidated joint ventures)	Home	2,502	2,178	14.9%	2,331	2,003	16.4%	677	506	33.8%
(AZ, TX)	Dollars	$739,784	$590,208	25.3%	$684,258	$515,757	32.7%	$216,367	$160,840	34.5%
	Avg. Price	$295,677	$270,986	9.1%	$293,547	$257,492	14.0%	$319,597	$317,866	0.5%
West
(includes unconsolidated joint ventures)	Home	439	691	(36.5)%	542	622	(12.9)%	94	197	(52.3)%
(CA)	Dollars	$219,038	$266,288	(17.7)%	$245,307	$225,663	8.7%	$55,703	$81,973	(32.0)%
	Avg. Price	$498,948	$385,366	29.5%	$452,596	$362,802	24.8%	$592,590	$416,107	42.4%
Grand Total
	Home	6,177	5,838	5.8%	5,930	5,356	10.7%	2,392	2,145	11.5%
	Dollars	$2,196,653	$1,916,107	14.6%	$2,090,501	$1,726,237	21.1%	$848,375	$742,223	14.3%
	Avg. Price	$355,618	$328,213	8.3%	$352,530	$322,300	9.4%	$354,672	$346,025	2.5%
Consolidated Total
	Home	5,544	5,137	7.9%	5,266	4,676	12.6%	2,167	1,889	14.7%
	Dollars	$1,914,448	$1,597,698	19.8%	$1,784,327	$1,405,580	26.9%	$762,439	$632,318	20.6%
	Avg. Price	$345,319	$311,018	11.0%	$338,839	$300,595	12.7%	$351,841	$334,737	5.1%
Unconsolidated Joint Ventures
	Home	633	701	(9.7)%	664	680	(2.4)%	225	256	(12.1)%
	Dollars	$282,205	$318,409	(11.4)%	$306,174	$320,657	(4.5)%	$85,936	$109,905	(21.8)%
	Avg. Price	$445,822	$454,221	(1.8)%	$461,105	$471,554	(2.2)%	$381,938	$429,316	(11.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.